Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Announces Fiscal First Quarter 2018 Financial Results

Quarterly net revenue of $59.8 million, up 22% year over year

Quarterly gross profit of 60.6%

1,581 active clients at March 31, 2018, up 23% year over year

LAS VEGAS, May 10, 2018 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of enterprise software products and services, and the leading third-party support provider for Oracle and SAP software products, today announced financial results for its first quarter ended March 31, 2018.

“Rimini Street executed well in the first quarter of 2018, in revenue, service delivery and global operations,” stated, Seth A. Ravin, Rimini Street co-founder and CEO. “We increased our investment in sales and marketing, and invested in the development of several new product and service solutions launched in April and May. We also had positive developments in our ongoing litigation with Oracle, including the U.S. Court of Appeals reversing and vacating certain awards, and ordering Oracle to refund approximately $50 million (which Oracle has done, a portion of which has been paid into escrow). Rimini Street plans to fuel growth and continue improving operating leverage by recruiting and hiring additional senior executive talent, further increasing sales and marketing investments, ramping up sales of new product and service offerings, and expanding global service delivery capabilities.”

“Revenue in the first quarter of fiscal year 2018 came in within our guidance range, and was driven by balanced growth across all geographies. The litigation refund of $21.5 million we received from Oracle in the quarter was used primarily to pay down debt obligations under our credit facility on April 3, 2018,” stated Tom Sabol, Rimini Street CFO. “This decreased our total debt obligations while lowering our go forward debt servicing costs. In addition, we remain committed to further reducing our cost of capital and improving free cash flows to fund investment in growth opportunities.”

Rimini Street Announces Fiscal First Quarter 2018 Financial Results	page 2

Launch of New Product and Service Solutions

On April 24, Rimini Street announced the immediate availability of Rimini Street Mobility and Rimini Street Analytics – its latest offerings in a new family of solutions designed to provide an improved competitive advantage to organizations with mature and valuable enterprise software investments. Rimini Street Advanced Database Security was the first offering in this new family of products, and launched in 2017. Rimini Street’s new solutions enable an organization to quickly and cost-effectively modernize their current enterprise software with the latest desired features and capabilities, future-proof their technical platforms against yet-unknown technology changes, and secure their systems against a constantly evolving threat environment. Rimini Street’s new solutions allow organizations to leverage their existing systems as a solid foundation for an innovative hybrid IT strategy.

Additionally, today, Rimini Street announced the extension of its proven, award-winning support model and global capabilities to SaaS products, beginning with the launch of services for Salesforce Sales Cloud and Service Cloud products. The Company’s goal is to help clients achieve greater success by optimizing their investment across the hybrid enterprise, which now includes support for traditionally-licensed and SaaS enterprise software. Salesforce customers can leverage Rimini Street’s award-winning, ultra-responsive support services to supplement and complement their core Salesforce-provided maintenance program to accelerate delivery of capabilities, optimize total operating costs and maximize ROI. These new services will enable Salesforce customers to benefit from Rimini Street’s proven 24x7x365 operational support with 15-minute guaranteed response for urgent issues, in addition to managed system administration and configuration, customization and integration project services.

Press releases that contain additional information about the new product and service solutions are posted on the Company’s web site.

Rimini Street Announces Fiscal First Quarter 2018 Financial Results	page 3

First Quarter 2018 Financial Highlights

•	Net Revenue was $59.8 million for the quarter, an increase of 22% compared to $49.1 million for the same period last year.

•	Annualized Subscription Revenue was $239 million for the quarter, an increase of 22% compared to $196 million for the same period last year.

•	Active Clients as of March 31, 2018, were 1,581, an increase of 23% compared to 1,285 as of March 31, 2017.

•	Revenue Retention Rate was 92.9% for the trailing 12-months ended March 31, 2018, compared to 93.6% for the comparable period ending March 31, 2017.

•	Gross Profit Percentage was 60.6% for the quarter compared to 62.6% for the same period last year, reflecting increased infrastructure investment and tax, legal and regulatory deliverables for certain countries.

•	Operating Income was $25.2 million for the quarter compared to $2.8 million for the same period last year and includes $21.3 million from the Oracle litigation refund. Non-GAAP Operating Income was $6.1 million for the quarter compared to $7.1 million for the same period last year.

•	Net income was $3.5 million or diluted earnings per share of $0.05 based on 68.2 million weighted average fully diluted shares outstanding compared to a net loss of $14.5 million, or a diluted loss per share of $0.59 based on 24.4 million weighted average fully diluted shares outstanding for the same period last year. Non-GAAP net loss for the quarter was $16.3 million compared to $4.5 million for the same period last year.

•	Cash flow from operations for the quarter was $18.7 million compared with $6.6 million in the same period last year.

•	Adjusted EBITDA for the quarter was $6.7 million compared to $7.7 million for the same period last year.

•	During March 2018, Oracle was ordered by the U.S. Court of Appeals to refund approximately $50 million paid by Rimini Street to Oracle for overturned and vacated awards related to litigation. On March 30, 2018, Rimini Street received $21.5 million from Oracle. In addition, on May 2, 2018, as agreed upon between Rimini Street and Oracle, Oracle placed an additional $28.5 million in a court-controlled escrow account to be distributed following the outcome of a remand decision on attorney’s fees. We currently expect the U.S. Federal District Court to rule on this matter sometime in 2018.

Rimini Street Announces Fiscal First Quarter 2018 Financial Results	page 4

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures and how they are calculated is also included under the heading “About Non-GAAP Financial Measures and Certain Key Metrics.”

First Quarter 2018 Company Highlights

•	Expanded the Rimini Street senior management team with the appointment of Gregory Symon as senior vice president, Worldwide Field Operations. Mr. Symon is a 30-year veteran of enterprise technology and software sales with proven success in sales team leadership, business development and sales strategy, including senior sales leadership roles at Intel, Red Hat and Sitecore.

•	Appointed Hyungwook “Kevin” Kim as country manager, South Korea. Mr. Kim brings over 20 years of sales and sales leadership experience to Rimini Street. Most recently he served as senior sales director for Oracle Korea, and previously served in sales at SAP Korea.

•	Saved clients over $3 billion in total maintenance costs to date since its inception.

•	Closed more than 7,000 support cases across 49 countries, and once again achieved an average client satisfaction rating on the Company’s support delivery of 4.8 out of 5.0 (where 5.0 is “excellent”).

•	Recognized by the Stevie Awards for Sales & Customer Service with five awards including Customer Service Department of the Year and Customer Service Leader of the Year.

•	Presented at 11 CIO and IT and procurement leader events worldwide, including events in Brazil, Japan, Netherlands, South Korea, the UK and the U.S.

Rimini Street Announces Fiscal First Quarter 2018 Financial Results	page 5

Second Quarter 2018 Revenue Guidance

The Company is currently providing second quarter 2018 revenue guidance to be in the range of approximately $60.0 million to $61.0 million.

Full Year 2018 Revenue Guidance

The Company is reaffirming full year 2018 revenue guidance to be in the range of approximately $250 million to $270 million.

Webcast and Conference Call Information

Rimini Street will host a conference call and webcast to discuss the first quarter 2018 results at 5:00 p.m. Eastern / 2:00 p.m. Pacific time on May 10, 2018. A live webcast of the event will be available on Rimini Street’s Investor Relations site at https://investors.riministreet.com/events-and-presentations/upcoming-and-past-events. Dial-in participants can access the conference call by dialing (855) 213-3942 in the U.S. and Canada and entering the code 3094007. A replay of the webcast will be available for at least 90 days following the event.

Company’s Use of Non-GAAP Financial Measures

This press release contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of operating performance in accordance with disclosures required by generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release. Presented under the heading “About Non-GAAP Financial Measures and Certain Key Metrics” is a description and explanation of our non-GAAP financial measures.

Rimini Street Announces Fiscal First Quarter 2018 Financial Results	page 6

About Rimini Street, Inc.

Rimini Street, Inc. (Nasdaq: RMNI) is a global provider of enterprise software products and services, and the leading third-party support provider for Oracle and SAP software products, based on both the number of active clients supported and recognition by industry analyst firms. The Company has redefined enterprise software support services since 2005 with an innovative, award-winning program that enables licensees of IBM, Microsoft, Oracle, SAP and other enterprise software vendors to save up to 90 percent on total support costs. Clients can remain on their current software release without any required upgrades for a minimum of 15 years. Over 1,580 global Fortune 500, midmarket, public sector and other organizations from a broad range of industries currently rely on Rimini Street as their trusted, third-party support provider. To learn more, please visit http://www.riministreet.com, follow @riministreet on Twitter and find Rimini Street on Facebook and LinkedIn. (IR-RMNI)

Forward-Looking Statements

Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our second quarter and annual 2018 revenue guidance, industry, future events, future opportunities and growth initiatives, hiring plans, estimates of Rimini Street’s total addressable market, and projections of customer savings. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which Rimini Street operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Rimini Street operates; adverse litigation developments or government inquiry; the final amount and timing of any refunds from Oracle related to our litigation; our ability to refinance existing debt on favorable terms; changes in taxes, laws and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the success of our recently introduced products and services, including Rimini Street Mobility, Rimini Street Analytics, Rimini Street Advanced Database Security, and services for Salesforce Sales Cloud and Service Cloud products; the loss of one or more members of Rimini Street’s management team; uncertainty as to the long-term value of RMNI common stock; and those discussed under the heading “Risk Factors” in Rimini Street’s Annual Report on Form 10-K filed on March 15, 2018, as updated from time to time by Rimini Street’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. There may be additional risks that Rimini Street presently knows or that Rimini Street currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

# # #

Rimini Street Announces Fiscal First Quarter 2018 Financial Results	page 7

Salesforce, Service Cloud, Sales Cloud and others are trademarks of salesforce.com, inc.

© 2018 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.

Rimini Street Announces Fiscal First Quarter 2018 Financial Results	page 8

Rimini Street, Inc.

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

	March 31,	December 31,
ASSETS	2018	2017
Current assets:
Cash and cash equivalents	$22,116	$21,950
Restricted cash	32,374	18,077
Accounts receivable, net of allowance of $81 and $51, respectively	71,024	63,525
Prepaid expenses and other	8,264	8,560

Total current assets	133,778	112,112

Long-term assets:
Property and equipment, net of accumulated depreciation and amortization
of $7,426 and $6,947, respectively	4,130	4,255
Deferred debt issuance costs, net	3,177	3,520
Deposits and other	3,347	1,565
Deferred income taxes, net	729	719

Total assets	$145,161	$122,171

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$36,448	$15,500
Accounts payable	7,788	10,137
Accrued compensation, benefits and commissions	17,462	18,154
Other accrued liabilities	28,242	22,920
Deferred insurance settlement	-	8,033
Liability for embedded derivatives	1,100	1,600
Deferred revenue	160,028	152,390

Total current liabilities	251,068	228,734

Long-term liabilities:
Long-term debt, net of current maturities	56,391	66,613
Deferred revenue	35,582	29,182
Other long-term liabilities	7,931	7,943

Total liabilities	350,972	332,472

Stockholders’ deficit:
Preferred stock, $0.0001 par value per share. Authorized 100,000 shares; no shares issued
and outstanding	-	-
Common stock; $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding
59,440 and 59,314 shares as of March 31, 2018 and December 31, 2017, respectively	6	6
Additional paid-in capital	95,987	94,967
Accumulated other comprehensive loss	(904)	(867)
Accumulated deficit	(300,900)	(304,407)
Total stockholders' deficit	(205,811)	(210,301)
Total liabilities and stockholders' deficit	$145,161	$122,171

Rimini Street Announces Fiscal First Quarter 2018 Financial Results	page 9

Rimini Street, Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2018	2017

Net revenue	$59,805	$49,070
Cost of revenue	23,541	18,356

Gross profit	36,264	30,714

Operating expenses:
Sales and marketing	20,207	14,696
General and administrative	10,805	9,276
Litigation costs and related recoveries:
Professional fees and other defense costs of litigation	8,899	4,971
Litigation appeal refund	(21,285)	-
Insurance recoveries, net	(7,583)	(1,026)

Total operating expenses	11,043	27,917

Operating income	25,221	2,797

Non-operating expenses:
Interest expense	(13,409)	(9,936)
Other debt financing expenses	(8,617)	(1,282)
Loss from change in fair value of redeemable warrants	-	(602)
Gain (loss) from change in fair value of embedded derivatives	500	(5,100)
Other income, net	328	89

Income (loss) before income taxes	4,023	(14,034)
Income tax expense	(516)	(441)

Net income (loss)	$3,507	$(14,475)

Net income (loss) per share:
Basic	$0.06	$(0.59)
Diluted	$0.05	$(0.59)

Weighted average number of shares of Common Stock outstanding: (1)
Basic	59,393	24,353
Diluted	68,154	24,353

(1)	For the three months ended March 31, 2017, the weighted average number of shares have been restated to give effect to the reverse recapitalization consummated on October 10, 2017.

Rimini Street Announces Fiscal First Quarter 2018 Financial Results	page 10

Rimini Street, Inc.

GAAP to Non-GAAP Reconciliations

(In Thousands)

	Three Months Ended
	March 31,
	2018	2017

Non-GAAP operating income (loss) reconciliation:
Operating income	$25,221	$2,797
Non-GAAP adjustments:
Litigation costs, net of related appeal and insurance recoveries	(19,969)	3,945
Stock-based compensation expense	867	361

Non-GAAP operating income	$6,119	$7,103

Non-GAAP net loss reconciliation:
Net income (loss)	$3,507	$(14,475)
Non-GAAP adjustments:
Litigation costs, net of related appeal and insurance recoveries	(19,969)	3,945
Post-judgment interest on litigation appeal award	(199)	-
Stock-based compensation expense	867	361
Loss (gain) from change in fair value of embedded derivatives	(500)	5,100
Loss from change in fair value of redeemable warrants	-	602

Non-GAAP net loss	$(16,294)	$(4,467)

Non-GAAP Adjusted EBITDA reconciliation:
Net income (loss)	$3,507	$(14,475)
Non-GAAP adjustments:
Interest expense	13,409	9,936
Income tax expense	516	441
Depreciation and amortization expense	484	476

EBITDA	17,916	(3,622)
Non-GAAP adjustments:
Litigation costs, net of related appeal and insurance recoveries	(19,969)	3,945
Post-judgment interest on litigation appeal award	(199)	-
Stock-based compensation expense	867	361
Loss (gain) from change in fair value of embedded derivatives	(500)	5,100
Loss from change in fair value of redeemable warrants	-	602
Other debt financing expenses	8,617	1,282

Adjusted EBITDA	$6,732	$7,668

Rimini Street Announces Fiscal First Quarter 2018 Financial Results	page 11

About Non-GAAP Financial Measures and Certain Key Metrics

To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Active Clients, Annualized Subscription Revenue and Revenue Retention Rate, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net loss, EBITDA, and adjusted EBITDA. Rimini Street has provided in the tables above a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below.

The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.

Active Client is a distinct entity that purchases our services to support a specific product, including a company, an educational or government institution, or a business unit of a company. For example, we count as two separate active clients when support for two different products is being provided to the same entity. We believe that our ability to expand our active clients is an indicator of the growth of our business, the success of our sales and marketing activities, and the value that our services bring to our clients.

Annualized Subscription Revenue is the amount of subscription revenue recognized during a quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which has been insignificant to date.

Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annualized Subscription Revenue as of the day prior to the start of the 12-month period.

Rimini Street Announces Fiscal First Quarter 2018 Financial Results	page 12

Non-GAAP Operating Income is operating income adjusted to exclude: litigation costs, net of related appeal awards and insurance recoveries, and stock-based compensation expense. These exclusions are discussed in further detail below.

Non-GAAP Net Income (Loss) is net income (loss) adjusted to exclude: litigation costs, net of related appeal awards and insurance recoveries, post judgment interest on litigation appeal awards, stock-based compensation expense, and gains or losses on changes in fair value of embedded derivatives and redeemable warrants These exclusions are discussed in further detail below.

We exclude the following items from our non-GAAP financial measures, as applicable, for the periods presented:

Litigation Costs and related recoveries: Litigation costs, the associated insurance recoveries, adjustments to the deferred settlement liability, litigation appeal awards and post judgment interest relate to outside costs and recoveries for our litigation activities. These costs and related recoveries reflect the ongoing litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients.

Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention, rather than to motivate or reward operational performance for any particular period. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Loss (Gain) on Changes in Fair Value of Embedded Derivatives and Redeemable Warrants: Our credit facility includes features that were determined to be embedded derivatives requiring bifurcation and accounting as separate financial instruments. Until October 2017, we also had redeemable warrants that were required to be carried at fair market value with changes in fair value resulting in gains and losses in our statement of operations. We have excluded the gains and losses related to the changes in fair value of embedded derivatives and redeemable warrants given the nature of the fair value requirements. We are not able to manage these amounts as part of our business operations nor are the costs core to servicing our clients and have excluded them.

Other Debt Financing Expenses: Other debt financing expenses include non-cash write-offs and amortization of debt discounts and issuance costs under our credit facility, and collateral monitoring and other fees payable in cash related to the credit facility. Since these amounts related to our debt financing structure, we exclude them since they do not relate to the day-to-day operations or our core business of serving our clients.

Rimini Street Announces Fiscal First Quarter 2018 Financial Results	page 13

EBITDA is net income (loss) adjusted to exclude: interest expense, income tax expense, and depreciation and amortization expense.

Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs, net of related appeal and insurance recoveries, post judgment interest on litigation appeal awards, stock-based compensation expense, gains or losses on changes in the fair value of embedded derivatives and redeemable warrants, and other debt financing expenses, as discussed above.

Investor Relations Contact

Dean Pohl

Rimini Street, Inc.

+1 203 347-4446

dpohl@riministreet.com

Media Relations Contact

Michelle McGlocklin

Rimini Street, Inc.

+1 925 523-8414

mmcglocklin@riministreet.com